Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-263910 on Form F-3, and in Registration Statements No. 333-256692, No. 333-270582 and No. 333-279401 on Form S-8 of our reports dated March 3, 2026, relating to the financial statements of Paysafe Limited and the effectiveness of Paysafe Limited's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas

March 3, 2026